Exhibit 99.1

PRESS RELEASE	Contact: Jeff W. Dick, Chairman & CEO
July 25, 2022, 8:00 AM ET	(703) 481-4567

MainStreet Bancshares, Inc. Reports Strong Net Income as Interest Rates Rise

Fairfax, Virginia – July 25, 2022 - MainStreet Bancshares, Inc. (Nasdaq: MNSB & MNSBP), the holding company for MainStreet Bank, said its net interest margin widened as rates climbed in recent months, driving strong net income for the second quarter and six months ended June 30, 2022.

The Bank’s loan portfolio is well positioned for increasing interest rates. “The FOMC’s next announcement is due to be released on July 27 and based upon Street consensus we anticipate continued net interest margin expansion,” said Jeff W. Dick, Chairman & CEO of MainStreet Bancshares, Inc. and MainStreet Bank.

“We have been anticipating this trend for some time and we strategically aligned our portfolio to flex as the economy shifts,” Dick said. “Even as we focus on maintaining a rigorous credit culture, we are constantly looking to the future, sharpening our understanding of what clients demand in an evolving financial services market, and choosing to innovate.”

A focal point of MainStreet Bank’s innovation is its Avenu™ Software as a Service (SaaS) and Banking as a Service (BaaS) platform. Dick and other MainStreet Bank executives will discuss quarterly and half-year earnings and preview business developments at Avenu™ during a virtual webcast and quarterly earnings call at 2 p.m. Eastern time today.

Net income totaled $5.9 million for three months ended June 30, and $11.4 million for the six months ended June 30. Net interest income totaled $16.1 million in the second quarter, 6% higher than the immediately preceding quarter and 24.1% higher than the comparable period in 2021.

Rising interest rates propelled the net interest margin higher by 75 basis points to 3.95% for the quarter ended June 30, versus 3.20% a year earlier, on a tax equivalent basis. The Company’s efficiency ratio remains solid at 55%. Total assets reached $1.8 billion in the second quarter, a 5.0% increase from a year earlier.

Quarterly results represent:

•	12.59% return on average equity
•	1.39% return on average assets
•	$0.71 earnings per share of common stock (basic and diluted)
•	$21.41 per common share book value

The level of Accumulated Other Comprehensive Income (AOCI) for the Company is low at -$6.56 million.  The level is consistent with the size and quality of the investment portfolio, as the Bank enjoys consistent strong in-market loan demand.

The average loans outstanding rose just over 4% since the first quarter of 2022, as the bank was able to capitalize on continued demand in a higher interest rate environment. Asset quality remains pristine, as the Company had zero non-performing assets as of quarter ended June 30. Noninterest-bearing deposits represent 36% of the $1.5 billion in total deposits, and 70% of total deposits are core deposits.

“We operate in a robust market in Northern Virginia and the Washington Metropolitan area, and loan demand remains steady,” said Abdul Hersiburane, president of MainStreet Bank. “The surge in loan volume that occurred for banks nationwide during the height of the COVID crisis has normalized, and what we are seeing now is solid, steady, organic loan growth that reflects the confidence of businesses in this marketplace that they have opportunities to grow.” He noted that federal Paycheck Protection Program loans now represent a negligible 0.3% of the bank’s loan portfolio.

Avenu™

Avenu™, a division of MainStreet Bank, which provides Software as a Service (SaaS) and Banking as a Service (BaaS), continued to generate significant customer interest as additional fintechs joined the queue for our proprietary software solution. We are currently onboarding our initial beta customer with an anticipated go-live date in the fourth quarter of 2022.

“Fintechs have a strong need for knowledgeable, credible partners who can help them manage risk and compliance obligations,” said Todd Youngren, President of Avenu™. “Preparing them to become fully compliant is a critical, intensive element of this process, and we are focusing our energy on getting that right. Following the beta stage, we anticipate that onboarding will be streamlined into a 60-day process.”

Youngren noted that at the end of the first quarter, Avenu™ had 10 fintechs queued up at various stages of progress, including four that have indicated they intend to move forward as soon as the beta process is complete. These prospects include entities that serve the domestic needs of foreign nationals and entities that serve the education and nonprofit industries.  Avenu has another 36 fintechs that have signed up to be “in the queue,” and 128 fintechs that have signed up to receive updates and are actively monitoring our progress.

In addition to serving fintechs, the Avenu™ team has a robust array of existing customers that include payment processors and money service businesses. These relationships have been integral in identifying the needs and services that fintechs need banks to provide in order to have successful partnerships. These relationships provide the Bank with additional noninterest income and a strong source of low-cost deposits that can be integrated into the Bank’s traditional source of income generation, net interest margin. As a benchmark, Youngren noted, Avenu™ is favorably impacting profitability, with its customers providing $70 million in noninterest bearing deposits and $488,000 in noninterest income in the six months ended June 30, 2022.

Refer to our press release on October 25, 2021, for additional information on Avenu™’s proprietary solution. If you are a fintech looking to add payments and deposits to your solution, go to Avenu.bank and join the queue today.

ABOUT MAINSTREET BANK:  MainStreet operates six branches in Herndon, Fairfax, McLean, Leesburg, Clarendon, and Washington D.C. MainStreet Bank has 55,000 free ATMs and a fully integrated online and mobile banking solution. The Bank is not restricted by a conventional branching system, as it can offer business customers the ability to Put Our Bank in Your Office®. With robust and easy-to-use online business banking technology, MainStreet has “put our bank” in thousands of businesses in the metropolitan area.

MainStreet Bank has a robust line of business and professional lending products, including government contracting lines of credit, commercial lines and term loans, residential and commercial construction, and commercial real estate. MainStreet also works with the SBA to offer 7A and 504 lending solutions. From sophisticated cash management to enhanced mobile banking and instant-issue Debit Cards, MainStreet Bank is always looking for ways to improve our customer’s experience.

MainStreet Bank was the first community bank in the Washington, DC metropolitan area to offer a full online business banking solution. MainStreet Bank was also the first bank headquartered in the Commonwealth of Virginia to offer CDARS – a solution that provides multi-million-dollar FDIC insurance. Further information on the Bank can be obtained by visiting its website at mstreetbank.com.

This release contains forward-looking statements, including our expectations with respect to future events that are subject to various risks and uncertainties. The statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations include: fluctuation in market rates of interest and loan and deposit pricing, adverse changes in the overall national economy as well as adverse economic conditions in our specific market areas, future impacts of the novel coronavirus (COVID-19) outbreak, maintenance and development of well-established and valued client relationships and referral source relationships, and acquisition or loss of key production personnel. We caution readers that the list of factors above is not exclusive. The forward-looking statements are made as of the date of this release, and we may not undertake steps to update the forward-looking statements to reflect the impact of any circumstances or events that arise after the date the forward-looking statements are made. In addition, our past results of operations are not necessarily indicative of future performance.

UNAUDITED CONSOLIDATED BALANCE SHEET INFORMATION

(In thousands)

	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
ASSETS
Cash and cash equivalents
Cash and due from banks	$55,636	$63,986	$61,827	$67,992	$120,121
Federal funds sold	47,013	37,756	31,372	65,725	56,164
Total cash and cash equivalents	102,649	101,742	93,199	133,717	176,285
Investment securities available for sale, at fair value	143,240	123,802	99,913	171,603	165,791
Investment securities held to maturity, at carrying value	17,698	18,769	20,349	21,148	21,181
Restricted equity securities, at cost	16,485	17,209	15,609	9,972	9,994
Loans, net of allowance for loan losses of $12,982, $12,500, $11,697,$11,428, and $11,133, respectively	1,416,875	1,413,238	1,341,760	1,246,331	1,256,436
Premises and equipment, net	14,756	14,833	14,863	14,795	13,929
Other real estate owned, net	—	—	775	1,158	1,158
Accrued interest and other receivables	7,313	6,980	7,701	4,718	8,752
Computer software, net of amortization	4,956	3,906	2,493	1,165	—
Bank owned life insurance	36,742	36,492	36,241	35,987	35,736
Other assets	32,665	24,777	14,499	16,605	18,433
Total Assets	$1,793,379	$1,761,748	$1,647,402	$1,657,199	$1,707,695
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Non-interest bearing deposits	$535,591	$514,160	$530,678	$475,157	$486,001
Interest bearing DDA deposits	99,223	76,286	69,232	63,622	68,028
Savings and NOW deposits	58,156	81,817	85,175	79,556	72,353
Money market deposits	231,207	301,842	267,730	310,776	310,303
Time deposits	575,950	460,839	459,148	485,255	528,247
Total deposits	1,500,127	1,434,944	1,411,963	1,414,366	1,464,932
Federal Home Loan Bank advances and other borrowings	—	40,000	—	—	—
Subordinated debt	72,047	71,955	29,294	40,635	40,576
Other liabilities	32,801	26,053	17,357	18,169	22,559
Total Liabilities	1,604,975	1,572,952	1,458,614	1,473,170	1,528,067
Stockholders’ Equity:
Preferred stock	27,263	27,263	27,263	27,263	27,263
Common stock	29,178	29,642	29,466	29,462	29,446
Capital surplus	64,822	66,798	67,668	67,152	66,667
Retained earnings	73,702	68,691	64,194	59,920	55,676
Accumulated other comprehensive income (loss)	(6,561)	(3,598)	197	232	576
Total Stockholders’ Equity	188,404	188,796	188,788	184,029	179,628
Total Liabilities and Stockholders’ Equity	$1,793,379	$1,761,748	$1,647,402	$1,657,199	$1,707,695

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(In thousands, except share and per share data)

	Year-to-Date		Three Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
INTEREST INCOME:
Interest and fees on loans	$34,639	$31,049	$17,954	$16,685	$15,532	$15,162	$15,257
Interest on investment securities
Taxable securities	758	592	401	357	327	318	332
Tax-exempt securities	535	535	263	272	283	267	265
Interest on federal funds sold	229	35	195	34	61	38	20
Total interest income	36,161	32,211	18,813	17,348	16,203	15,785	15,874
INTEREST EXPENSE:
Interest on interest bearing DDA deposits	170	110	105	65	59	60	55
Interest on savings and NOW deposits	79	89	42	37	38	38	47
Interest on money market deposits	270	497	151	119	127	148	220
Interest on time deposits	2,961	4,244	1,530	1,431	1,574	1,795	1,994
Interest on Federal Home Loan Bank advances and other borrowings	83	—	52	31	—	—	—
Interest on subordinated debt	1,280	805	812	468	539	541	567
Total interest expense	4,843	5,745	2,692	2,151	2,337	2,582	2,883
Net interest income	31,318	26,466	16,121	15,197	13,866	13,203	12,991
Provision for (recovery of) loan losses	1,280	(1,760)	480	800	295	290	(2,080)
Net interest income after provision for (recovery of) loan losses	30,038	28,226	15,641	14,397	13,571	12,913	15,071
NON-INTEREST INCOME:
Deposit account service charges	1,208	1,160	597	611	624	642	621
Bank owned life insurance income	500	395	250	251	253	252	218
Loan swap fee income	101	—	101	—	83	—	—
Net gain on held-to-maturity securities	4	3	4	—	3	—	—
Net gain (loss) on sale of loans	43	474	—	43	413	(40)	130
Other fee income	569	969	312	257	247	632	586
Total other income	2,425	3,001	1,264	1,162	1,623	1,486	1,555
NON-INTEREST EXPENSES:
Salaries and employee benefits	11,152	9,430	5,604	5,548	5,029	4,847	4,663
Furniture and equipment expenses	1,316	1,026	659	657	726	716	500
Advertising and marketing	980	677	574	406	450	438	402
Occupancy expenses	693	693	352	341	449	399	387
Outside services	935	616	567	368	485	292	280
Administrative expenses	405	291	195	210	192	202	141
Other operating expenses	2,976	2,950	1,543	1,433	1,389	1,567	1,500
Total other expenses	18,457	15,683	9,494	8,963	8,720	8,461	7,873
Income before income tax expense	14,006	15,544	7,411	6,596	6,474	5,938	8,753
Income tax expense	2,654	2,969	1,481	1,173	1,660	1,155	1,627
Net Income	11,352	12,575	5,930	5,423	4,814	4,783	7,126
Preferred stock dividends	1,078	1,078	539	539	539	539	539
Net income available to common shareholders	$10,274	$11,497	$5,391	$4,884	$4,275	$4,244	$6,587
Net income per common share, basic and diluted	$1.35	$1.53	$0.71	$0.64	$0.56	$0.56	$0.87
Weighted average number of common shares, basic and diluted	7,611,303	7,535,061	7,575,484	7,647,519	7,595,062	7,571,214	7,546,452

UNAUDITED LOAN, DEPOSIT AND BORROWING DETAIL

(In thousands)

	June 30, 2022		March 31, 2022		June 30, 2021		Percentage Change
	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total	Last 3 Mos	Last 12 Mos
LOANS:
Construction and land development loans	$358,062	25.0%	$344,605	24.1%	$328,480	25.8%	3.9%	9.0%
Residential real estate loans	366,758	25.6%	367,138	25.7%	190,426	14.9%	-0.1%	92.6%
Commercial real estate loans	599,683	41.8%	588,004	41.1%	503,514	39.5%	2.0%	19.1%
Commercial industrial loans - Other	88,628	6.2%	92,408	6.5%	93,837	7.4%	-4.1%	-5.6%
Commercial industrial loans - PPP Loans	4,044	0.3%	18,776	1.3%	124,578	9.8%	-78.5%	-96.8%
Consumer loans	17,223	1.1%	19,711	1.3%	33,643	2.6%	-12.6%	-48.8%
Total Gross Loans	$1,434,398	100.0%	$1,430,642	100.0%	$1,274,478	100.0%	0.3%	12.5%
Less: Allowance for loan losses	(12,982)		(12,500)		(11,133)
Net deferred loan fees	(4,541)		(4,904)		(6,909)
Net Loans	$1,416,875		$1,413,238		$1,256,436
DEPOSITS:
Non-interest bearing demand deposits	$535,591	35.7%	$514,160	35.8%	$486,001	33.2%	4.2%	10.2%
Interest-bearing demand deposits:
Demand deposits	99,223	6.6%	76,286	5.3%	68,028	4.6%	30.1%	45.9%
Savings and NOW deposits	58,156	3.9%	81,817	5.7%	72,353	4.9%	-28.9%	-19.6%
Money market accounts	231,207	15.4%	301,842	21.0%	310,303	21.2%	-23.4%	-25.5%
Certificates of deposit $250,000 or more	383,340	25.6%	292,978	20.4%	303,769	20.7%	30.8%	26.2%
Certificates of deposit less than $250,000	192,610	12.8%	167,861	11.8%	224,478	15.4%	14.7%	-14.2%
Total Deposits	$1,500,127	100.0%	$1,434,944	100.0%	$1,464,932	100.0%	4.5%	2.4%
BORROWINGS:
Federal Home Loan Bank advances	—	0.0%	40,000	35.7%	—	—	100.0%	0.0%
Subordinated debt	72,047	100.0%	71,955	64.3%	40,576	100.0%	0.1%	77.6%
Total Borrowings	$72,047	100.0%	$111,955	100.0%	$40,576	100.0%	-35.6%	77.6%
Total Deposits and Borrowings	$1,572,174		$1,546,899		$1,505,508		1.6%	4.4%

Core customer funding sources (1)	$1,094,493	69.6%	$1,135,503	73.4%	$1,118,795	74.3%	-3.6%	-2.2%
Brokered and listing service sources (2)	405,634	25.8%	299,441	19.4%	346,137	23.0%	35.5%	17.2%
Federal Home Loan Bank advances	—	0.0%	40,000	2.6%	—	—	100.0%	0.0%
Subordinated debt (3)	72,047	4.6%	71,955	4.6%	40,576	2.7%	0.1%	77.6%
Total Funding Sources	$1,572,174	100.0%	$1,546,899	100.0%	$1,505,508	100.0%	1.6%	4.4%

(1)	Includes ICS, CDARS, and reciprocal deposits maintained by customers, which represent sweep accounts tied to customer operating accounts
(2)

Consists of certificates of deposit (CD) through multiple listing services and multiple brokered deposit services, as well as ICS and CDARS one-way certificates of deposit and regional money market accounts

(3)	Subordinated debt obligation qualifies as Tier 2 capital at the holding company and Tier 1 capital at the Bank

UNAUDITED AVERAGE BALANCE SHEETS, INTEREST AND RATES

(In thousands)

	For the three months ended June 30, 2022			For the three months ended June 30, 2021
	Average Balance	Interest Income/ Expense (4)(5)	Average Yields/ Rate (annualized) (4)(5)	Average Balance	Interest Income/ Expense (4)(5)	Average Yields/ Rate (annualized) (4)(5)
ASSETS:
Interest earning assets:
Loans (1)(2)(3)	$1,434,877	$17,954	5.02%	$1,302,722	$15,257	4.70%
Securities:
Taxable	73,153	401	2.20%	54,810	332	2.43%
Tax-exempt	38,507	333	3.47%	36,010	335	3.74%
Federal funds and interest-bearing deposits	98,326	195	0.80%	245,257	20	0.03%
Total interest earning assets	$1,644,863	$18,883	4.60%	$1,638,799	$15,944	3.90%
Other assets	65,225			69,950
Total assets	$1,710,088			$1,708,749
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$96,352	$105	0.44%	$68,714	$55	0.32%
Savings and NOW deposits	62,588	42	0.27%	71,747	47	0.26%
Money market deposit accounts	234,097	151	0.26%	322,332	220	0.27%
Time deposits	499,734	1,530	1.23%	538,766	1,994	1.48%
Total interest-bearing deposits	$892,771	$1,828	0.82%	$1,001,559	$2,316	0.93%
Federal funds purchased	1	—	—	1	—	—
Subordinated debt	72,009	812	4.52%	39,716	567	5.73%
FHLB borrowings	35,275	52	0.59%	—	—	—
Total interest-bearing liabilities	$1,000,056	$2,692	1.08%	$1,041,276	$2,883	1.11%
Demand deposits and other liabilities	521,130			491,857
Total liabilities	$1,521,186			$1,533,133
Stockholders’ Equity	188,902			175,616
Total Liabilities and Stockholders’ Equity	$1,710,088			$1,708,749
Interest Rate Spread			3.52%			2.84%
Net Interest Income		$16,191			$13,061
Net Interest Margin			3.95%			3.20%

(1)	Includes loans classified as non-accrual
(2)

Includes average PPP balances of $11.4 million, related interest income of approximately $28,000, and $392,000 in PPP fees recognized for the three months ended June 30, 2022. Includes average PPP balances of $161.8 million, related interest income of approximately $404,000, and $1.2 million in PPP fees recognized for the three months ended June 30, 2021

(3)	Total loan interest income includes amortization of deferred loan fees, net of deferred loan costs
(4)	Income and yields for all periods presented are reported on a tax-equivalent basis using the federal statutory rate of 21%
(5)	Refer to Appendix for reconciliation of non-GAAP measures

UNAUDITED AVERAGE BALANCE SHEETS, INTEREST AND RATES

(In thousands)

	For the six months ended June 30, 2022			For the six months ended June 30, 2021
	Average Balance	Interest Income/ Expense (4)(5)	Average Yields/ Rate (annualized) (4)(5)	Average Balance	Interest Income/ Expense (4)(5)	Average Yields/ Rate (annualized) (4)(5)
ASSETS:
Interest earning assets:
Loans (1)(2)(3)	$1,406,457	$34,639	4.97%	$1,311,085	$31,049	4.78%
Securities:
Taxable	73,283	758	2.09%	54,100	592	2.21%
Tax-exempt	39,023	677	3.50%	36,247	677	3.77%
Federal funds and interest-bearing deposits	91,081	229	0.51%	219,648	35	0.03%
Total interest earning assets	$1,609,844	$36,303	4.55%	$1,621,080	$32,353	4.02%
Other assets	76,387			70,337
Total assets	$1,686,231			$1,691,417
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$83,450	$170	0.41%	$68,556	$110	0.32%
Savings and NOW deposits	72,617	79	0.22%	70,875	89	0.25%
Money market deposit accounts	250,908	270	0.22%	367,424	497	0.27%
Time deposits	478,376	2,961	1.25%	509,465	4,244	1.68%
Total interest-bearing deposits	$885,351	$3,480	0.79%	$1,016,320	$4,940	0.98%
Federal funds and repos purchased	1	—	—	—	—	—
Subordinated debt	58,079	1,280	4.44%	27,346	805	5.94%
FHLB borrowings	36,215	83	0.46%	—	—	—
Total interest-bearing liabilities	$979,646	$4,843	1.00%	$1,043,666	$5,745	1.11%
Demand deposits and other liabilities	517,281			474,566
Total liabilities	$1,496,927			$1,518,232
Stockholders’ Equity	189,304			173,185
Total Liabilities and Stockholders’ Equity	$1,686,231			$1,691,417
Interest Rate Spread			3.55%			2.91%
Net Interest Income		$31,460			$26,608
Net Interest Margin			3.94%			3.31%

(1)	Includes loans classified as non-accrual
(2)

Includes average PPP balances of $25.2 million, related interest income of approximately $126,000, and $1.7 million in PPP fees recognized for the six months ended June 30, 2022. Includes average PPP balances of $158.0 million, related interest income of approximately $790,000, and $2.8 million in PPP fees recognized for the three months ended June 30, 2021

(3)	Total loan interest income includes amortization of deferred loan fees, net of deferred loan costs
(4)	Income and yields for all periods presented are reported on a tax-equivalent basis using the federal statutory rate of 21%
(5)	Refer to Appendix for reconciliation of non-GAAP measures

UNAUDITED SUMMARY FINANCIAL DATA

(Dollars in thousands except per share data)

	At or For the Three Months Ended		At or For the Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Per share Data and Shares Outstanding
Earnings per common share (basic and diluted)	$0.71	$0.87	$1.35	$1.53
Book value per common share	$21.41	$20.18	$21.41	$20.18
Tangible book value per common share(2)	$20.75	$20.18	$20.75	$20.18
Weighted average common shares (basic and diluted)	7,575,484	7,546,452	7,611,303	7,535,061
Common shares outstanding at end of period	7,526,463	7,549,398	7,526,463	7,549,398
Performance Ratios
Return on average assets (annualized)	1.39%	1.67%	1.36%	1.50%
Return on average equity (annualized)	12.59%	16.28%	12.09%	14.64%
Return on average common equity (annualized)	13.38%	17.81%	12.79%	15.89%
Yield on earning assets (FTE) (2) (annualized)	4.60%	3.90%	4.55%	4.02%
Cost of interest bearing liabilities (annualized)	1.08%	1.11%	1.00%	1.11%
Net interest spread (FTE)(2)	3.52%	2.84%	3.55%	2.91%
Net interest margin (FTE)(2) (annualized)	3.95%	3.20%	3.94%	3.31%
Noninterest income as a percentage of average assets (annualized)	0.30%	0.37%	0.29%	0.36%
Noninterest expense to average assets (annualized)	2.23%	1.85%	2.21%	1.87%
Efficiency ratio(3)	54.61%	54.12%	54.70%	53.22%
Asset Quality
Commercial real estate loans to total capital (4)	366.10%	346.23%	366.10%	346.23%
Construction loans to total capital (5)	138.16%	154.63%	138.16%	154.63%
Loans 30-89 days past due to total gross loans	0.01%	0.07%	0.01%	0.07%
Loans 90 days past due to total gross loans	0.00%	0.00%	0.00%	0.00%
Non-accrual loans to total gross loans	0.00%	0.00%	0.00%	0.00%
Other real estate owned	$—	$1,158	$—	$1,158
Non-performing assets	$—	$1,158	$—	$1,158
Non-performing assets to total assets	0.00%	0.07%	0.00%	0.07%
Allowance for loan losses to total gross loans	0.91%	0.87%	0.91%	0.87%
Allowance for loan losses to non-performing assets	N/A	9.61	N/A	9.61
Net loan charge-offs (recoveries)	$(2)	$2	$(5)	$(16)
Net charge-offs (recoveries) to average gross loans (annualized)	N/A	N/A	N/A	N/A
Regulatory Capital Ratios (Bank only) (1)
Total risk-based capital ratio	16.23%	16.25%	16.23%	16.25%
Tier 1 risk-based capital ratio	15.42%	15.40%	15.42%	15.40%
Leverage ratio	14.34%	11.78%	14.34%	11.78%
Common equity tier 1 ratio	15.42%	15.40%	15.42%	15.40%
Other information
Closing stock price	$22.77	$22.58	$22.77	$22.58
Equity / assets	10.61%	10.52%	10.61%	10.52%
Average equity / average assets	11.05%	10.28%	11.23%	10.24%
Number of full time equivalent employees	146	129	146	129
# Full service branch offices	6	7	6	7

(1)	Regulatory capital ratios as of June 30, 2022 are preliminary
(2)	Refer to Appendix for reconciliation of non-GAAP measures
(3)	Efficiency ratio is calculated as non-interest expense as a percentage of net interest income and non-interest income
(4)	Commercial real estate includes only non-owner occupied and construction loans as a percentage of Bank capital
(5)	Construction loans as a percentage of Bank capital

Unaudited Reconciliation of Certain Non-GAAP Financial Measures

(Dollars In thousands)

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021
Net interest margin (FTE)
Net interest income (GAAP)	$16,121	$12,991	$31,318	$26,466
FTE adjustment on tax-exempt securities	70	70	142	142
Net interest income (FTE) (non-GAAP)	16,191	13,061	31,460	26,608

Average interest earning assets	1,644,863	1,638,799	1,609,844	1,621,080
Net interest margin (GAAP)	3.93%	3.18%	3.92%	3.29%
Net interest margin (FTE) (non-GAAP)	3.95%	3.20%	3.94%	3.31%

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021
Stockholders equity, adjusted
Total stockholders equity (GAAP)	$188,404	$179,628	$188,404	$179,628
Less: preferred stock	(27,263)	(27,263)	(27,263)	(27,263)
Total common stockholders equity (GAAP)	161,141	152,365	$161,141	$152,365
Less: intangible assets	4,956	—	4,956	—
Tangible common stockholders equity (non-GAAP)	156,185	152,365	156,185	152,365

Shares outstanding	7,526,463	7,549,398	7,526,463	7,549,398
Tangible book value per common share (non-GAAP)	$20.75	$20.18	$20.75	$20.18